Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Vince Holding Corp. of our report dated March 27, 2015 relating to the financial statements and financial statement schedule, which appear in Vince Holding Corp.’s Annual Report on Form 10-K for the year ended January 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 16, 2016